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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): July  23, 2004

                         B2Digital,  Inc.


                  Telecommunication  Products,  Inc.
        (Exact name of Registrant as specified in its charter)


     Colorado               0-11882                     84-0916299
(State  or  other   (Commission  File  Number)      (I.R.S.  Employer
jurisdiction  of                                   Identification  No.)
incorporation)


         1926 Hollywood Boulevard, Suite 208, Hollywood Florida , 33020
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (954) 620 0208

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

On April 3, 2004, the Registrant entered into an Asset Purchase Agreement("Buyer") with Eagle west Communications, Inc., a Nevada corporation "Seller"),and Eagle West, LLC.(Operator)(see Exhibit 2.1). The Operator owns certain cable television systems serving communities in Arizona, Nevada and New Mexico. Seller entered into an asset purchase agreement to buy said assets from Operator. This Agreement will then offer those assets to the Buyer. Under the terms of the Agreement, the Registrant agreed to purchase all of the Seller's assets and properties used in connection with the operation of this business, with no assumption of liabilities. The terms of the Agreement, require the Registrant to pay the purchase price for these assets, which is the sum of
(a)$100,000,  Earnest  Money  and(b)$1,600,000  upon  closing.

On May 5, 2004 the bankruptcy court approved the Asset purchase agreement. On July 8, 2004, the Seller informed the Registrant that the operator has not yet to date met all the terms and conditions of the contract including delivering assets free from liens and liabilities. The Registrant can not be sure if or when it may complete the Purchase. The Registrant paid $100,000 in connection with the Agreement.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  Financial  statements  of  businesses  acquired:

The financial statements required by this item are not included since the agreement has not been completed. Such financial statements will be filed within 60 days of the required filing date once the agreement is completed.


(b)  Pro  forma  financial  information:

The financial statements required by this item are not included since the agreement has not been completed. Such financial statements will be filed within 60 days of the required filing date once the agreement is completed

(c)  Exhibits:

2.1 Asset Purchase Agreement between the Registrant and Eagle West Communications, Inc. dated April 3, 2004.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TELECOMMUNICATION  PRODUCTS,  INC.

Date:  July  23,  2004

      /s/ Robert C. Russell
     ----------------------------
Name:  Robert  C.  Russell
Title:  President




EXHIBIT  INDEX

Number     Exhibit  Description

2.1 Asset Purchase Agreement between the Registrant and Eagle West Communications, Inc. dated April 3, 2004.